UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2006

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Poydras Street, Suite 1900		70130
New Orleans, Louisiana		(Zip Code)
(Address of principal executive offices)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Company filed a report on Form 8-K on April 4, 2006 to report the annual bonuses to be paid to the Company’s executive officers, subject to verification by the Company’s auditors. As a result of such verification, the Company is announcing that the bonuses paid under the Company’s 2006 Executive Officer Annual Incentive Plan and the 2006 Management Annual Incentive Plan, in accordance with the performance criteria contained in those plans, which were (i) relative return on total capital compared to peer companies, (ii) return on total capital, (iii) adjusted net income compared to budget, and (iv) safety performance, were adjusted to the following amounts:

Bonus Amount
Dean E. Taylor
Chairman of the Board, President and Chief Executive Officer	$1,205,955

J. Keith Lousteau
Executive Vice President, and Chief Financial Officer	550,044

Cliffe F. Laborde
Executive Vice President, Secretary, and General Counsel	518,186

Stephen W. Dick
Executive Vice President	527,895

Additionally and as previously reported, the Compensation Committee also awarded a discretionary bonus of $172,750 to Dean Taylor for excellent performance in fiscal 2006 and the following special bonuses for extraordinary performance in connection with a sale of Company vessels:

Dean E. Taylor	$100,000
J. Keith Lousteau	35,000
Cliffe F. Laborde	15,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIDEWATER INC.

By:	/s/ J. Keith Lousteau
J. Keith Lousteau Executive Vice President and Chief Financial Officer

Date: May 31, 2006